EXHIBIT 8
                                                                       ---------

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use of our reports dated February 4, 2004 on the consolidated balance sheets of ARC Energy Trust as at December 31, 2003 and 2002 and the consolidated statements of income and accumulated earnings and cash flows for the years then ended, which appear in this Annual Report on Form 40-F.


/s/ DELOITTE & TOUCHE LLP

Charted Accountants
Calgary, Alberta, Canada

April 20, 2004.